Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com
Ingevity names Ruth Castillo as senior vice president and president of Performance Materials

Veteran industry leader joins Ingevity to accelerate innovation and strategic growth across company’s high performance activated carbon portfolio

NORTH CHARLESTON, S.C., Oct. 23, 2025 – Ingevity Corporation (NYSE:NGVT) today announced that, effective November 10, 2025, Ruth Castillo has been appointed as president of Performance Materials, the company’s unique activated carbon segment which has a long track record of consistent strong financial performance. She will also join Ingevity’s executive leadership team as senior vice president.

Castillo most recently served as vice president of global chemicals at Avantor. She brings more than 25 years of global experience in the chemicals and materials industries, with proven ability to drive innovation, operational excellence and strategic growth. Over the course of her career, she has led high-value portfolios at companies including Avantor and Celanese, where she launched new products in highly technical, compliance-driven markets and led strategic initiatives that delivered significant profitability gains. Castillo will lead efforts to reinforce the activated carbon segment’s market-leading position in evaporative emissions control and accelerate growth in emerging applications across the broader product portfolio.

“Ruth is a strategic and innovation-focused leader with a deep understanding of how to navigate complex businesses and unlock new growth opportunities,” said Ingevity president and CEO, Dave Li. “Her experience driving business evolution in high-performing environments and her ability to align teams around market-driven priorities make her the right leader to guide Performance Materials into its next phase of innovation and strategic growth.”

“I am honored to join Ingevity and lead a business with a strong foundation and reputation for excellence,” said Castillo. “I look forward to working with our global teams to build on that success, accelerate innovation and unlock new opportunities for growth in our Performance Materials segment.”

About Ruth Castillo
Ruth Castillo is a senior executive with more than 25 years of global leadership experience in chemicals, specialty materials and life science industries. Known for leading complex, matrixed organizations, Castillo has consistently driven profitability, strategic growth and operational transformation across global markets. She has held high-impact roles across sales, procurement, marketing and general management, bringing a cross-functional perspective to executive decision-making. Her leadership is marked by a strong commercial orientation, deep market insight and a passion for advancing portfolio growth through customer-focused innovation. She holds an MBA in International Management from the University of Texas at Dallas and a bachelor’s in chemical engineering from Universidad Iberoamericana in Mexico City.

Ingevity: Purify, Protect and Enhance
Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and road technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, pavement markings and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 24 locations around the world and employs approximately 1,600 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.

About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, the potential benefits of any leadership transition; expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, such factors detailed from time to time in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.